Exhibit 10.6
ENHABIT, INC.
NOTICE OF GRANT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS
    Enhabit, Inc. (the “Company”) hereby grants to the Participant the target number of performance-based Restricted Stock Units (“PRSUs”) set forth below under the Enhabit, Inc. 2022 Omnibus Performance Incentive Plan (the “Plan”). The PRSUs are subject to all of the terms and conditions in this Notice of Grant of Performance-Based Restricted Stock Units (this “Grant Notice”), in the Performance-Based Restricted Stock Units Agreement attached hereto (the “Agreement”) and in the Plan. Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Plan or Agreement, and the Plan and the Agreement are hereby incorporated by reference into this Grant Notice. If there are any inconsistencies between this Grant Notice or the Agreement and the Plan, the terms of the Plan shall govern.

Participant:	________________________________
Type of Grant:	Performance-based Restricted Stock Units
Grant Date:	________________________________
Total Target Number of PRSUs:	________________________________
Performance Period:	January 1, 20__ through December 31, 20__
Potential Payout %:	From 0% to [___]%
Vesting Terms:
Subject to the terms and conditions set forth in the Agreement and in the Statement of Performance Objectives delivered to Participant in connection with the award, the PRSUs shall become earned (“Earned PRSUs”) to the extent that the Performance Objectives for the PRSUs are achieved, as set forth or contemplated in the Statement of Performance Objectives, provided (except as otherwise provided in the Agreement) that the Participant has remained in continuous employment with the Company or a Subsidiary through the last day of the Performance Period.

ENHABIT, INC.
Performance-Based Restricted Stock Units Agreement
Enhabit, Inc. (the “Company”) has granted, pursuant to the Enhabit, Inc. 2022 Omnibus Performance Incentive Plan (the “Plan”), to the Participant named in the Notice of Grant of Performance-Based Restricted Stock Units (the “Grant Notice”) to which this Performance-Based Restricted Stock Units Agreement is attached (together with the Grant Notice, this “Agreement”) an award of performance-based Restricted Stock Units as set forth in such Grant Notice, subject to the terms and conditions set forth in this Agreement.
1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Grant Notice, or, if not defined therein, then in the Plan. Notwithstanding anything in the Plan to the contrary, as used herein:
(a)“Cause” shall have the meaning set forth in any individual employment, severance or similar agreement between the Company (or any of its subsidiaries) and the Participant, or in the event that the Participant is not a party to such an agreement, Cause shall mean:
(i)the Company’s procurement of evidence of the Participant’s act of fraud, misappropriation, or embezzlement with respect to the Company or any of its subsidiaries;
(ii)the Participant’s indictment for, conviction of, or plea of guilty or no contest to, any misdemeanor involving moral turpitude or any felony (other than a minor traffic violation);
(iii)the suspension or debarment of the Participant or of the Company or any of its affiliated companies or entities as a direct result of any willful or grossly negligent act or omission of the Participant in connection with his or her employment with the Company or any of its subsidiaries from participation in any federal or state health care program. For purposes of this clause (iii), the Participant shall not have acted in a “willful” manner if the Participant acted, or failed to act, in a manner that he or she believed in good faith to be in, or not opposed to, the best interests of the Company or any of its subsidiaries;
(iv)the Participant’s admission, or finding by a court or the United States Securities and Exchange Commission (“SEC”) (or a similar agency of any applicable state), of liability for the violation of any “Securities Laws” (as hereinafter defined) (excluding any technical violations of the Securities Laws which are not criminal in nature). As used herein, the term “Securities Laws” means any federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the 1933 Act and 1934 Act;
(v)a formal indication from any agency or instrumentality of any state or the United States of America, including but not limited to the United States Department of Justice, the SEC or any committee of the United States Congress that the Participant is a target or the subject of any investigation or proceeding into the actions or inactions of the Participant for a violation of any Securities Laws (excluding any technical violations of the Securities Laws which are not criminal in nature);
(vi)the Participant’s failure after reasonable prior written notice from the Company or any of its subsidiaries to comply with any valid and legal directive of the Chief Executive Officer of the Company or the Board that is not remedied within thirty (30) days of the Participant being provided written notice thereof from the Company;
(vii)any willful or gross misconduct by the Participant in connection with the Participant’s duties to the Company which, in the reasonable good faith judgment of the Board, could reasonably be expected to be materially injurious to the financial condition or business reputation of the Company or its subsidiaries or affiliates; or
(viii)other than as provided in clauses (i) through (vii) above, the Participant’s breach of any material provision of any employment agreement or other material agreement with the Company, if applicable, or the Participant’s breach of or failure to perform the material duties and responsibilities of the Participant’s job, that is not remedied within thirty (30) days or repeated breaches of a similar nature, such as the failure to report to work, comply with a Company policy, perform duties when or as directed, all as provided herein, which shall not require additional notices as provided in clauses (i) through (vii) above.
2.Grant of PRSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant, as of the Grant Date, the target number of performance-based

Restricted Stock Units set forth in the Grant Notice (the “PRSUs”). Each earned and vested PRSU shall represent the right of the Participant to receive one share of Stock subject to and upon the terms and conditions of this Agreement, the Plan and the achievement of the Performance Objectives approved by the Committee.
3.Restrictions on Transfer of PRSUs. Subject to Section 16.2 of the Plan, neither the PRSUs evidenced hereby nor any interest therein or in the shares of Stock underlying such PRSUs shall be transferable prior to payment to the Participant pursuant to Section 6 hereof other than by will or pursuant to the laws of descent and distribution.
4.Vesting of PRSUs.
(a)General Rule. The PRSUs shall be subject to the terms of the Statement of Performance Objectives provided to the Participant with respect to the PRSUs and approved by the Committee. As set forth in the Grant Notice, Earned PRSUs will be determined for the PRSUs in accordance with the Statement of Performance Objectives on the date on which the Committee determines the level of attainment of the Performance Objectives for the PRSUs (the “Determination Date”). The Determination Date for the PRSUs shall occur as soon as reasonably practicable, but in any event within 90 days, following the last day of the Performance Period. Provided that the Participant remains continuously employed with the Company or a Subsidiary through the last day of the Performance Period, the total Earned PRSUs shall vest on the Determination Date. Any PRSUs that do not so become vested will be forfeited, including, except as provided in Section 4(b) below, if the Participant ceases to be continuously employed by the Company or a Subsidiary for any reason prior to the end of the Performance Period. For purposes of this Agreement, “continuously employed” (or substantially similar terms) means the absence of any interruption or termination of the Participant’s employment with the Company or a Subsidiary. Continuous employment shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Subsidiaries.
(b)Special Circumstances. Notwithstanding Section 4(a) above or Section 16.5 or 16.8 of the Plan:
(i)Upon any termination of the Participant’s employment as a result of the Participant’s death or Disability, in each case prior to the end of the Performance Period, the PRSUs shall remain outstanding and eligible to vest in full on the applicable Determination Date for such PRSUs (based on the actual achievement of any applicable Performance Objectives, as determined by the Committee on such Determination Date).
(ii)If the Participant’s employment terminates as a result of Retirement prior to the end of the Performance Period, then a pro-rata portion of the PRSUs shall remain outstanding and eligible to vest on the applicable Determination Date for such PRSUs (based on the actual achievement of the applicable Performance Objectives, as determined by the Committee on such Determination Date), with such pro-rata portion determined by multiplying (i) the total number of PRSUs by (ii) a fraction, the numerator of which is the number of full months that have elapsed from the first day of the Performance Period until the date of such termination and the denominator of which is the number of full months in the Performance Period, and subtracting from such amount the number of PRSUs (if any) that previously vested.
(iii)In the event of a Change in Control that occurs prior to the end of the Performance Period, the PRSUs shall become vested and payable in accordance with Section 5 below.
5.Effect of a Change in Control.
(a)Notwithstanding Section 4(a) above, if at any time before the vesting or forfeiture of the PRSUs, and while the Participant is continuously employed by the Company or a Subsidiary, a Change in Control occurs, then all of the PRSUs will become immediately vested at the Change in Control Performance Level (as defined below), except to the extent that a Replacement Award is provided to the Participant in accordance with Section 5(c) to continue, replace or assume the PRSUs covered by this Agreement (the “Replaced Award”) immediately prior to (and contingent upon) the Change in Control.
(b)For purposes of this Agreement, “Change in Control Performance Level” means:
(i)if the Change in Control occurs on or before the last day of the Performance Period, the greater of (A) the “target” performance level and (B) the actual performance level measured as of the date of such Change in Control (as reasonably determined by the Committee, as constituted immediately prior to the Change in Control, in its sole discretion); or
(ii)if the Change in Control occurs after the last day of the Performance Period, the actual performance level measured as of the end of the Performance Period (as determined by the Committee, as constituted immediately prior to the Change in Control, in its sole discretion).

(c)For purposes of this Agreement, a “Replacement Award” means an award (i) of time-based restricted stock units, (ii) that has a value at least equal to the value of the Replaced Award determined based on the Change in Control Performance Level, (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent termination of employment or change in control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this paragraph are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(d)If, within two years after receiving a Replacement Award, the Participant experiences a termination of employment with the Company or a Subsidiary (or any of their successors) (as applicable, the “Successor”) by reason of a termination by the Successor without Cause or by the Participant for Good Reason during the remaining vesting period for the Replacement Award, the Replacement Award shall immediately vest in full upon such termination.
6.Form and Time of Payment of PRSUs.
(a)Payment for the PRSUs, after and to the extent they have become vested, shall be made in the form of shares of Stock. Except as provided in Section 6(b), payment of the PRSUs shall be made in the calendar year following the calendar year in which the Performance Period ends.
(b)Notwithstanding Section 6(a), to the extent the PRSUs are not subject to a “substantial risk of forfeiture” (as defined for purposes of Section 409A of the Code) on the dates set forth below and have not previously been settled, payment for such vested PRSUs shall be made within thirty (30) days after such date:
(i)the date of a Change in Control, provided such Change in Control qualifies as a permissible date of distribution under Section 409A(a)(2)(A)(v) of the Code (a “409A Change in Control”); and
(ii)subject to Section 15.1 of the Plan, the date of Participant’s “separation from service” for purposes of Section 409A(a)(2)(A)(i) of the Code that occurs within two years after a 409A Change in Control.
(c)Except to the extent permitted by Section 409A of the Code and approved by the Committee, no shares of Stock may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement.
(d)The Company’s obligations to the Participant with respect to the PRSUs will be satisfied in full upon the issuance of shares of Stock corresponding to such PRSUs.
7.No Dividend Equivalents; Voting and Other Rights.
(a)The Participant shall have no rights of ownership in the shares of Stock underlying the PRSUs, no rights to dividends with respect to such shares, and no right to vote the shares of Stock underlying the PRSUs until the date on which the shares of Stock underlying the PRSUs are issued or transferred to the Participant pursuant to Section 6 above.
(b)The obligation of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Stock in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
8.Adjustments. The PRSUs and the number of shares of Stock issuable for each PRSU and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment, including as provided in Section 17.1 of the Plan.
9.Taxes. To the extent that the Company is required to withhold federal, state, local, or foreign taxes or other amounts in connection with any payment made or benefit realized by the Participant under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld. If the Participant’s benefit is to be received in the form of shares of Stock, then, unless otherwise determined by the Committee, the Company will withhold shares of Stock having a value equal to the amount required to be withheld. The shares of Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Stock on the date the benefit is to be included in the Participant’s income. In no event will the market value of Stock to be withheld pursuant to this Section 9 to satisfy applicable withholding taxes or other amounts exceed the minimum amount of taxes required to be withheld. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to any payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to any such payment.
10.Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any shares of Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
11.Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Notwithstanding the foregoing, the Company is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the PRSUs.
12.Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
13.No Right to Future Awards or Employment. The grant of the PRSUs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the PRSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Participant any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Participant.
14.Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any other compensatory arrangement maintained by the Company or any of its Subsidiaries.
15.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s written consent, and the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the 1934 Act.
16.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
17.Relation to Plan. The PRSUs granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.
18.Compensation Recovery Policy. Notwithstanding anything in this Agreement to the contrary, the Participant acknowledges and agrees that this Agreement and the award described herein are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time, including specifically to implement Section 10D of the 1934 Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Stock may be traded) (the “Compensation Recovery Policy”), and that applicable sections of this Agreement and any related documents shall be superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.
19.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the PRSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
20.Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
21.Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.
22.Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions. Nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations.
23.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year indicated below.
ENHABIT, INC.

By:

Name:
Title:
Date:
Participant Acknowledgment and Acceptance

By:

Print Name:
Date: